EXHIBIT 32

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, , Alan Bowen, President and Chief Financial Officer of Evolve Oncology, Inc. (the Company) and Ian Warwick, Chief Executive Officer of the Company, do each certify, pursuant to 18 U.S.C. ss. 1350, that:

1. The annual report on Form 10-KSB of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





/s/ Alan Bowen
-----------------------
Alan Bowen
President & Chief
Financial Officer
July 16, 2004


/s/ Ian Warwick
-----------------------
Ian Warwick
Chief Executive Officer
July 16, 2004